EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 on Form S-1 to Form S-3 (Nos. 333-138723 and 333-149604) of Pharmos Corporation of our report dated February 17, 2011 relating to the financial statements.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Friedman LLP
East Hanover, New Jersey
February 17, 2011